UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2026

BLUE OWL CAPITAL CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Maryland	814-01190	47-5402460
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 419-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	OBDC	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Entry into a Material Definitive Agreement.

On June 25, 2026, Blue Owl Capital Corporation (the “Company”) entered into the Third Amendment to Amended and Restated Senior Secured Revolving Credit Agreement (the “Third Amendment”), which amends that certain Amended and Restated Senior Secured Revolving Credit Agreement, dated as of August 26, 2022 (as amended by the First Amendment to Amended and Restated Senior Secured Revolving Credit Agreement, dated as of November 17, 2023, as amended by the Second Amendment to Amended and Restated Senior Secured Revolving Credit Agreement, dated as of November 22, 2024, and as further amended by the Third Amendment, the “Credit Agreement”). The parties to the Third Amendment include the Company, as Borrower, the subsidiary guarantors party thereto solely with respect to Section 5.9 therein, the lenders party thereto and Truist Bank, as Administrative Agent, and, solely with respect to Section 5.11 therein, as Collateral Agent. The Third Amendment, among other things, (i) extends the revolver availability period from November 2028 to June 2030, (ii) extends the scheduled maturity date from November 2029 to June 2031, (iii) increases the accordion provision to permit increases to a total facility amount of up to $6,000,000,000, (iv) resets the minimum shareholders’ equity test and (v) reduces the total facility amount from $4,025,000,000 to $4,000,000,000.

Item 1.02 – Termination of a Material Definitive Agreement.

On March 20, 2024, OBDC III Financing III LLC (“OBDC III Financing III”), a Delaware limited liability company and subsidiary of the Company, entered into a Credit Agreement (the “Secured Credit Facility”), with OBDC III Financing III, as Borrower, Blue Owl Credit Advisors LLC, as Servicer, the lenders from time to time parties thereto, Bank of America, N.A., as Administrative Agent, State Street Bank and Trust Company, as Collateral Agent and as Collateral Custodian and Bank of America, N.A., as Sole Lead Arranger and Sole Book Manager.

The Secured Credit Facility provided for a revolving credit facility in an aggregate principal amount of up to $300,000,000. On June 25, 2026, the Company and other parties to the Secured Credit Facility entered into a letter agreement (the “Termination Letter”) pursuant to which (i) the Secured Credit Facility and all commitments thereunder were terminated in full, (ii) all outstanding obligations under the Secured Credit Facility were repaid in full, (iii) the liens granted under the Secured Credit Facility and related loan documents were released and (iv) the Secured Credit Facility and related loan documents were terminated.

Item 2.03 – Creation of a Direct Financial Obligation.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 - Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Third Amendment to Amended and Restated Senior Secured Revolving Credit Agreement, dated as of June 25, 2026, by and among Blue Owl Capital Corporation, the Lenders party thereto and Truist Bank, as Administrative Agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blue Owl Capital Corporation

Date: June 30, 2026	By:	/s/ Jonathan Lamm
Name: Jonathan Lamm
Title: Chief Financial Officer and Chief Operating Officer